MAY  1,  2003                                                        $294,000
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PURCHASE  MONEY  PROMISSORY  NOTE

FOR VALUE RECEIVED, and as evidenced herein by this purchase money note ("Note"), American Hospital Resources, Inc., a Utah corporation (hereinafter called "Borrower"), hereby promises to pay to Robert Lang, an individual (the "Holder") the sum of TWO HUNDRED NINETY-FOUR THOUSAND DOLLARS (US $294,000) (the
                     ------------------------------------------------------
"Obligation") pursuant to the terms herein on or before April 30, 2008 (the "Maturity Date"). The following terms and conditions shall apply to this Note:


                                    ARTICLE I
                           TERMS OF NOTE AND REPAYMENT

     1.1 Repayment Schedule. The Borrower shall repay the Obligation to the Holder in monthly installment payments ("Note Payments"). Such Note Payments shall be made on an interest-only basis for the initial twenty-four (24) months with installments equal to $1,715.00 per month commencing on June 1, 2003. The
                            ---------
balance of the Obligation to be repaid thereafter in thirty-six (36) equal monthly installment payments of amortized principal and interest equal to $9,077.87.
----------

     1.2 Interest Rate. The simple interest payable on the Obligation as evidenced by this Note shall accrue at the annual rate of seven percent (7%) and be payable monthly in arrears, accelerated or otherwise. On the Maturity Date, all Obligation principal and remaining accrued but unpaid interest shall be due and payable.

     1.3 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of eighteen percent (18%) per annum shall apply to the amounts owed hereunder.


                                   ARTICLE II
                                EVENTS OF DEFAULT

The occurrence of any of the following shall be an event of default ("Event of Default") and at the option of the Holder hereof, shall make all sums of principal and any interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

     2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date. The ten (10) day period described in this Section 2.1 is the same ten (10) day period described in
Section  1.3  hereof.

     2.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect.

     2.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

     2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within sixty (60) days of initiation.


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege: All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is 5315 Old Highway 11, Suite #4, Hattiesburg, Mississippi 39402, fax number (800) 716-4177. The address and fax number of the Borrower is 1912 Bay Crest, Santa Ana, CA 92704, fax number: (714) 444-4952. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.

     3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder subject to approval by Borrower, with such approval to unreasonably be withheld.

     3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Mississippi. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the state of Mississippi. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     3.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     3.8 Prepayment. This Note may be paid prior to the Maturity Date without penalty or after the occurrence of an Event of Default with the consent of the Holder, which shall not be unreasonably withheld.


IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer this 1st day of May 2003.


American  Hospital  Resources,  Inc.
a  Utah  corporation


By:  /s/Christopher  A.  Wheeler
---------------------------------
Christopher  A.  Wheeler